Exhibit (h)(iv)

SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

Dated as of January 8, 2021

MAXIMUM OPERATING EXPENSE LIMITS

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Commencement Date of Limit	Expiration Date of Limit
JOHCM Credit Income Fund	Institutional Shares	58 basis points (bps)	January 8, 2021	June 30, 2022
	Advisor Shares	68bps	January 8, 2021	June 30, 2022
	Investor Shares	83bps	January 8, 2021	June 30, 2022
	Class Z Shares	58bps	January 8, 2021	June 30, 2022

JOHCM Emerging Markets Opportunities Fund	Institutional Shares	104bps	January 8, 2021	June 30, 2022
	Advisor Shares	112bps	January 8, 2021	June 30, 2022
	Investor Shares	127bps	January 8, 2021	June 30, 2022
	Class Z Shares	102bps	January 8, 2021	June 30, 2022

JOHCM Emerging Markets Small Mid Cap Equity Fund	Institutional Shares	149bps	January 8, 2021	June 30, 2022
	Advisor Shares	159bps	January 8, 2021	June 30, 2022
	Investor Shares	174bps	January 8, 2021	June 30, 2022
	Class Z Shares	149bps	January 8, 2021	June 30, 2022

JOHCM Global Income Builder Fund	Institutional Shares	72bps	January 8, 2021	June 30, 2022
	Advisor Shares	82bps	January 8, 2021	June 30, 2022
	Investor Shares	97bps	January 8, 2021	June 30, 2022
	Class Z Shares	72bps	January 8, 2021	June 30, 2022

[1]	Expressed as a percentage of a Fund’s average daily net assets.

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Commencement Date of Limit	Expiration Date of Limit
JOHCM Global Select Fund	Institutional Shares	98bps	January 8, 2021	June 30, 2022
	Advisor Shares	108bps	January 8, 2021	June 30, 2022
	Investor Shares	123bps	January 8, 2021	June 30, 2022
	Class Z Shares	98bps	January 8, 2021	June 30, 2022

JOHCM International Opportunities Fund	Institutional Shares	88bps	January 8, 2021	June 30, 2022
	Advisor Shares	98bps	January 8, 2021	June 30, 2022
	Investor Shares	113bps	January 8, 2021	June 30, 2022
	Class Z Shares	88bps	January 8, 2021	June 30, 2022

JOHCM International Select Fund	Institutional Shares	98bps	January 8, 2021	June 30, 2022
	Investor Shares	121bps	January 8, 2021	June 30, 2022
	Class Z Shares	96bps	January 8, 2021	June 30, 2022

Regnan Global Equity Impact Solutions	Institutional Shares	89bps	July 31, 2021	July 31, 2022
	Advisor Shares	99bps	July 31, 2021	July 31, 2022
	Investor Shares	114bps	July 31, 2021	July 31, 2022
	Class Z Shares	89bps	July 31, 2021	July 31, 2022

TSW Emerging Markets Fund	Institutional Shares	99bps	October 1, 2021	January 31, 2023
	Advisor Shares	109bps	October 1, 2021	January 31, 2023
	Investor Shares	124bps	October 1, 2021	January 31, 2023
	Class Z Shares	99bps	October 1, 2021	January 31, 2023

TSW High Yield Bond Fund	Institutional Shares	65bps	October 1, 2021	January 31, 2023
	Advisor Shares	75bps	October 1, 2021	January 31, 2023
	Investor Shares	90bps	October 1, 2021	January 31, 2023
	Class Z Shares	65bps	October 1, 2021	January 31, 2023

TSW Large Cap Value Fund	Institutional Shares	73bps	October 1, 2021	January 31, 2023
	Advisor Shares	83bps	October 1, 2021	January 31, 2023
	Investor Shares	98bps	October 1, 2021	January 31, 2023
	Class Z Shares	73bps	October 1, 2021	January 31, 2023

Schedule A to the Expense Limitation Agreement is hereby Agreed and Acknowledged as of the date first above written:

JOHCM FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name: David Lebisky
Title: Chief Compliance Officer

JOHCM (USA) INC.

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Schedule A of the Expense Limitation Agreement]